Exhibit 10.22.11

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 11 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 11 to Master Repurchase Agreement, dated as of January 7, 2019 (this “Amendment”), by and among Nomura Corporate Funding Americas, LLC (“Buyer”) and Finance of America Reverse LLC f/k/a Urban Financial of America, LLC (the “Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of April 2, 2015 (the “Existing Repurchase Agreement”; as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of July 7, 2015, Amendment No. 2 to Master Repurchase Agreement dated as of March 31, 2016, Amendment No. 3 to Master Repurchase Agreement dated as of January 17, 2017, Amendment No. 4 to Master Repurchase Agreement dated as of March 30, 2017, Amendment No. 5 to Master Repurchase Agreement dated as of November 22, 2017, Amendment No. 6 to Master Repurchase Agreement dated as of December 6, 2017, Amendment No. 7 to Master Repurchase Agreement dated as of February 28, 2018, Amendment No. 8 to Master Repurchase Agreement dated as of June 5, 2018, Amendment No. 9 to Master Repurchase Agreement dated as of August 20, 2018, Amendment No. 10 to Master Repurchase Agreement dated as of September 26, 2018 and this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. The Existing Repurchase Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Division/Series Transaction” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18-217 of the Delaware LLC Act.

“Successor Rate” shall mean a rate determined by Buyer in accordance with Section 3(g) hereof.

“Successor Rate Conforming Changes” shall mean, with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Buyer, to reflect the adoption of such Successor Rate and to permit the administration thereof by Buyer in a manner substantially consistent with market practice.

SECTION 2. Alternative Rate. Section 3 of the Existing Repurchase Agreement is hereby amended by deleting clause (g) in its entirety and replacing it with the following:

(g) Alternative Rate. If prior to any Remittance Date, Buyer determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR, LIBOR is no longer in existence, or the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining the interest rate of loans, Buyer may give prompt notice thereof to Seller, whereupon the rate for such period that will replace LIBOR, and for all subsequent periods until such notice has been withdrawn by Buyer, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (ii) zero, together with any proposed Successor Rate Conforming Changes, as determined by Buyer in its sole discretion (any such rate, a “Successor Rate”).

SECTION 3. No Division/Series Transaction. Section 13 of the Existing Repurchase Agreement is hereby amended by adding the following clause (aa) immediately following clause (z) thereof.

(aa) No Division/Series Transactions. Notwithstanding anything to the contrary contained in this Agreement or any other Facility Document, (i) if Seller is a limited liability company organized under the laws of the State of Delaware, Seller shall not enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction and (ii) none of the provisions in this Agreement nor any other Facility Document, shall be deemed to permit Seller or any of its respective Subsidiaries to enter into (or agree to enter into) any Division/Series Transaction.

SECTION 4. The Existing Repurchase Agreement is hereby amended by replacing any references to “[***]” therein with “[***]”.

SECTION 5. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a) Buyer’s receipt of this Amendment, executed and delivered by the Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance; and

(b) Buyer’s receipt of Amendment No. 17 to Pricing Side Letter, executed and delivered by the Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Counterparts may be delivered electronically.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ Sanil Patel
Name:	Sanil Patel
Title:	Managing Director

Signature Page to Amendment No. 11 to Master Repurchase Agreement

FINANCE OF AMERICA REVERSE LLC f/k/a URBAN FINANCIAL OF AMERICA, LLC

By:	/s/ Robert Conway
Name:	Robert Conway
Title:	Treasurer

Signature Page to Amendment No. 11 to Master Repurchase Agreement